UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 1, 2007

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street
Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 1, 2007, Marten Transport, Ltd. (“Marten”) entered into a First Amendment to Credit Agreement (the “Amendment”) with U.S. Bank National Association, as agent (the “Agent”), and certain lenders party thereto (the “Lenders”).  The Amendment amends that certain Credit Agreement, dated as of August 31, 2006, entered into by and among Marten, the Agent, and the Lenders (as amended, the “Credit Agreement”), a copy of which was previously filed with the Securities and Exchange Commission.

Pursuant to the terms of the Amendment, Marten Transport Services, Ltd., Marten Transport Logistics, LLC, and Marten Transport Holdings, Ltd., each of which is a recently formed subsidiary of Marten, were required to guarantee the obligations of Marten that arise from time to time under the Credit Agreement.  As a result, each subsidiary entered into and delivered to the Agent an unconditional guaranty of the full and prompt payment of Marten’s obligations.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Not Applicable.

(b)   Pro Forma Financial Information.

Not Applicable.

(d)   Exhibits.

Exhibit No.	Description

10.1

First Amendment to Credit Agreement, effective as of January 1, 2007, by and among Marten Transport, Ltd., as borrower, the banks party thereto as lenders, and U.S. Bank National Association, as agent for the lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: January 5, 2007	By	/s/ James J. Hinnendael
James J. Hinnendael
Its: Chief Financial Officer

MARTEN TRANSPORT, LTD.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

First Amendment to Credit Agreement, effective as of January 1, 2007, by and among Marten Transport, Ltd., as borrower, the banks party thereto as lenders, and U.S. Bank National Association, as agent for the lenders